UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2013, the board of governors of Highwater Ethanol, LLC (the "Company") adopted a 2014 Bonus Plan.  The purpose of the 2014 Bonus Plan is to reward the CEO, Brian Kletscher, and the CFO, Lucas Schneider, for their contributions that directly impact financial results and also to encourage compliance with certain legal and financial matters.  Under the 2014 Bonus Plan, the CEO and the CFO can each earn an annual bonus of up to 20% of their gross wages based on the Company meeting certain goals.  These goals generally (to be assessed as of October 31, 2014) and the potential percentage bonus that can be earned by each related to the goal are as follows:

Goals	Potential Bonus

1. EBITA	Total: 3%

Budgeted	1%
plus 10%	1%
plus 20%	1%

2. Debt Service	Total: 3%

Budgeted plus 5%	1%
plus 10%	1%
plus 15%	1%

3. Debt refinance	Total: 2%

4. Financial Reports	Total: 1%

5. Audit/SEC Compliance	Total: 1%

6. Income	Total: 10%
Criteria
Net Income Portion	Profitability
Net Income (Book)	Percent
$3.0 - $3.5 MM	1%
$3.5 - $4.0 MM	1%
$4.0 - $4.5 MM	1%
$4.5 - $5.0 MM	1%
$5.0 - $5.5 MM	1%
$5.5 - $6.0 MM	1%
$6.0 - $6.5 MM	1%
$6.5 - $7.0 MM	1%
$7.0 - $7.5 MM	1%
$7.5 - $8.0 MM	1%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: December 23, 2013	/s/ Brian Kletscher
Brian Kletscher, Chief Executive Officer